                                                                   Exhibit 10.30
                                                                   -------------



                                   AMENDMENT

                                      to

                    THE AMETEK SAVINGS AND INVESTMENT PLAN
                    --------------------------------------

                                Amendment No. 5
                                ---------------


     WHEREAS, there was adopted and made effective as of October 1, 1984, The AMETEK Savings and Investment Plan (the "Plan"); and

     WHEREAS, the Plan was amended and restated in its entirety, effective October 1, 1992; and

     WHEREAS, the Plan was submitted to the Internal Revenue Service (the "IRS") in order to receive a favorable letter of determination on July 8, 1994; and

     WHEREAS, in order to receive a favorable letter of determination, the IRS has requested certain changes; and

     WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

     WHEREAS, AMETEK now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Section 1.14 of the Plan is hereby amended to add the following to
     -----
the end of the section to read in its entirety as follows:

          "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 month, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."


          SECOND:   Section 1.29 of the Plan is hereby amended to read, in its
          ------
entirety, as follows:

          "1.29.  "Highly Compensated Employee" shall mean for any Plan Year an
                   ---------------------------
     Employee of the Company or an Affiliate who performs an Hour of Service and who :

               (a) was at any time a Five Percent Owner (within the meaning of Section 11.1(c)) during the Plan Year or the Look-Back Year;

               (b) received Total Compensation in excess of $75,000, multiplied by the Adjustment Factor during the Look-Back Year;

               (c) received Total Compensation in excess of $50,000, multiplied by the Adjustment Factor, and his Total Compensation exceeded the Total Compensation received by at least 80% of the remaining Employees of the Company and its Affiliates for the Look-Back Year;

               (d) was an Officer (within the meaning of Section 11.1(f)) and his Total Compensation either exceeded the Total Compensation of all other Officers of the Company and its Affiliates or exceeded 50% of the dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for the Limitation Year for the Look-Back Year. For purposes of this subsection (d), the number of Officers taken into consideration shall not exceed fifty (50), or if lesser, the greater of three (3) Employees or ten percent (10%) of Employees. If no Officer has Total Compensation exceeding the amount described above, the highest paid officer shall be considered a Highly Compensated Employee;

               (e) is described in paragraph (b), (c) or (d) above when such paragraph is modified to substitute the Plan Year for the Look-Back Year and who is one of the one hundred (100) Employees who receives the most compensation from the Company or Affiliate.

          For purposes of this section, the determination of the group of Highly Compensated Employees shall be made in accordance with the calendar year calculation election contained in the regulations promulgated under Section 414(q) of the Code.

          An Employee is not taken into account for purposes of this Section
          1.29 if he has completed a Period of Service of less than six months, is normally credited with less than 17-1/2 Hours of Service per week, normally works less than six months during the year, has not reached age 21, is not eligible to participate in the Plan under Sections 2.1 or

          2.2 or would not be eligible to participate in the Plan under Section
          2.3 if he was employed by an Employer.

          For purposes of this Section 1.29, the following definitions shall apply:

          'Total Compensation' shall mean the Employee's "compensation" as defined in Subsection 5.8(f); and

          'Look-Back Year' shall mean the twelve (12) month period immediately preceding the Plan Year."


          THIRD:    Subsection (e) of Section 4.4 of the Plan is hereby amended
          -----
adding the following new paragraphs at the end of the subsection to read, in its entirety, as follows:


     "If a Highly Compensated Employee is subject to the family aggregation rules of section 414(q)(6) of the Code because he is either a five-percent owner (as defined in section 426(i) of the Code and the regulations issued thereunder), or is one of the top 10 Highly Compensated Employees (based on Total Compensation received during the Plan Year or Look-Back Year (as defined in Section 1.29), the combined contribution ratio for the family group (which shall be treated as one Highly Compensated Employee) shall be the greater of (a) the contribution ratio determined by combining the applicable contributions and Compensation of all eligible Family Members who are Highly Compensated Employees without regard to family aggregation; and (b) the contribution ratio determined by combining the applicable Deferral Elections and/or Employer Matching Contributions and Compensation of all the eligible Family Members. Any Family Member(s) included above shall not be considered a separate Participant in determining the Actual Deferral Percentage or the Actual Contribution Percentage hereunder.

          FOURTH:   Subsection (f) of Section 5.8 of the Plan is hereby amended
          ------
to read, in its entirety, as follows:

          "Compensation - Defined.  Solely for purposes of this Section 5.8, the
           ----------------------
     term "compensation" shall mean a Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer or a Related Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, bonuses and contributions to employee benefit plans pursuant to Section 125, 401(k) and 403 of the
     Code); provided, however, that the term "compensation" shall not include contributions made by the Employer or a Related Employer to this or to any other plan of deferred compensation (other than contributions made to the Plan pursuant to Section 4.1) to the extent that, before the application of the limitations of Section 415 of the Code, such contributions are not includible in the gross income of the Participant for the taxable year in which contributed, nor contributions made by the Employer or a Related Employer to a Simplified Employee Pension described in Section 408(k) of the Code, to the extent such contributions are deductible by the Participant under Section 219 of the Code, nor any amounts realized on the exercise of a non-qualified or incentive stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, nor distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includible in gross income), nor amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option, nor any amounts which receive special tax benefits, such as premiums for group term life insurance, to the extent not includible in the gross income of the Participant for Federal income tax purposes. Notwithstanding the preceding, for any Plan Year the term "compensation" shall not include any amounts in excess of $200,000, multiplied by the Adjustment Factor.

          FIFTH:    Section 5.8 of the Plan is hereby amended adding the
          -----
following new subsection (i) at the end of the section to read, in its entirety, as follows:

          "(i)  Return of Excess Annual Additions.  If a Participant's Annual
                ---------------------------------
     Addition exceeds the amounts specified above:

             (i) The Plan shall distribute Deferral Election contributions to the Participant to the extent an excess exists. The Committee shall make such distribution in a lump sum as soon as administratively possible after the excess is determined.

             (ii) Employer Matching Contributions based on the Deferral Election contributions above shall be forfeited in the Plan Year in which the Deferral Elections are distributed. Employer Matching Contributions are based on distributed Deferral Election contributions to the extent that Deferral Election contributions to the extent that Employer Matching Contributions would have been reduced if the Participant had made Deferral Election contributions for the Plan Year equal to undistributed Deferral Election contributions.

             (iii) Deferral Election contributions and Employer Matching
                   Contributions which are forfeited under (ii) above shall not be counted in determining whether the limit in Code Section 402(g) has been exceeded or in preforming the nondiscrimination tests in Section 4.4 of this Plan.


          FIFTH:  The provisions of this Amendment No. 5 shall be effective as
          -----
of January 1, 1989.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 4th day of January, 1995.

                                 AMETEK, Inc.


                                 By: /s/ Robert W. Yannarell
                                    ---------------------------

Attest:


  /s/ Donna F. Winquist
 ------------------------------

(Seal)